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                                                                     EXHIBIT 8.1

                                KAYE SCHOLER LLP
                                 425 Park Avenue
                            New York, New York 10022
                                Tel: 212-836-8000
                                Fax: 212-836-8689

                                     December 5, 2006



Emergency Medical Services Corporation
Emergency Medical Services  L.P.
6200 South Syracuse Way
Greenwood Village, Colorado 80111

Ladies and Gentlemen:

We have acted as counsel to Emergency Medical Services Corporation, a Delaware corporation ("EMSC") and Emergency Medical Services L.P., a Delaware limited partnership ("EMS L.P."), in connection with a proposed exchange of EMSC's Class A Common Stock, $.01 par value, for Class B Units of EMS L.P., at a ratio of 1.5 shares of Class A Common Stock for every Class B Unit (the "Exchange"). The Exchange will be effected as set forth in an amendment to the agreement of limited partnership of EMS L.P. in substantially the form included as Exhibit
3.4.2 to EMSC's and EMS L.P.'s Registration Statement on Form S-1, as amended, relating to EMSC's proposed initial public offering and the Exchange (the "Registration Statement") to which this opinion appears as an exhibit. This opinion is being delivered in connection with the Registration Statement.

It is our opinion that, subject to the qualifications and limitations described herein, the discussion set forth in the section entitled "Material U.S. Federal Income Tax Considerations" in the prospectus relating to the Exchange included in the Registration Statement, insofar as it relates to matters of United States federal income tax law, is accurate in all material respects.

This opinion is rendered only to you, and is solely for your use in connection with your filing of the Registration Statement upon the understanding that we are not hereby assuming professional responsibility to any other person whatsoever. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that this opinion may be furnished or quoted to your legal counsel and to judicial and regulatory authorities having jurisdiction over you, and provided,


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however, that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                                     Very truly yours,

                                                     /s/ Kaye Scholer LLP